As filed with the Securities and Exchange Commission on September 28, 2005

Registration No. 333-04286

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0783182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7887 East Belleview Ave., Suite 1000, Englewood, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

CSG Systems International, Inc.

1995 Incentive Stock Plan

(Full title of the plan)

Joseph T. Ruble, General Counsel and Secretary

CSG Systems International, Inc.

7887 East Belleview Ave., Suite 1000, Englewood, CO 80111

(Name and address of agent for service)

(303) 796-2850

(Telephone number, including area code, of agent for service)

Copy to:

Howard J. Kaslow

8712 West Dodge Road, Suite 300

Omaha, NE 68114-3419

Removal of Shares from Registration

This Registration Statement was originally filed on May 1, 1996, and covered 257,000 shares of the Common Stock, par value $0.01 per share, of the registrant (the “Common Stock”) issuable under the 1995 Incentive Stock Plan of the Registrant (the “1995 Plan”). As a result of a subsequent 2-for-1 stock split in the form of a 100% stock dividend, the total number of shares of Common Stock issuable under the 1995 Plan increased to 514,000.

The 1995 Plan terminated on August 17, 2005, at which time 131,600 shares of Common Stock had not been issued under the 1995 Plan and were no longer issuable under the 1995 Plan.

The registrant hereby removes from registration such 131,600 shares not issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 28, 2005.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Edward C. Nafus
Edward C. Nafus, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Bernard W. Reznicek* Bernard W. Reznicek	Chairman of the Board and Director	September 28, 2005

/s/ Edward C. Nafus Edward C. Nafus	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2005

Peter E. Kalan* Peter E. Kalan	Chief Financial Officer	September 28, 2005

Randy Wiese* Randy Wiese	Principal Accounting Officer	September 28, 2005

Donald B. Reed* Donald B. Reed	Director	September 28, 2005

Janice I. Obuchowski* Janice I. Obuchowski	Director	September 28, 2005

James A. Unruh* James A. Unruh	Director	September 28, 2005

Frank V. Sica* Frank V. Sica	Director	September 28, 2005

Name	Title	Date

Donald V. Smith* Donald V. Smith	Director	September 28, 2005

*By:	/s/ Edward C. Nafus
Edward C. Nafus, Attorney-in-Fact

CSG Systems International, Inc.

Registration No. 333-04286

(Post-Effective Amendment No. 1)

EXHIBIT INDEX

Exhibit No.
24	Power of Attorney